Exhibit 5.1

February 24, 2023

Physicians Realty Trust
309 N. Water Street, Suite 500
Milwaukee, Wisconsin 53202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have served as Maryland counsel to Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the sale and issuance by the Company of common shares (the “Shares”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company, having a maximum aggregate offering price of $500,000,000, in at-the-market offerings, of which $158,622,656 remains available, covered by the above-referenced Registration Statement, and all amendments related thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued pursuant to either (a) Sales Agreements (as defined below) or (b) one or more Master Confirmations (the “Master Confirmations” and, together with the Sales Agreements, the “Agreements”), which may be entered into after the date hereof in accordance with each Sale Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the Documents”):
1.The Registration Statement and the related form of prospectus included therein;

2.The Prospectus Supplement, dated as of the date hereof (the “Prospectus Supplement”), in the form to be filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.The At Market Issuance Sales Agreements, each dated as of May 7, 2021(the “Sales Agreements”), by and among the Company, Physicians Realty L.P., a Delaware limited Partnership, and each of BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc., as agents

Physicians Realty Trust
February 24, 2023

and forward sellers, and Stifel, Nicolaus & Company, Incorporated, as agent, and Bank of Montreal, Credit Agricole Corporate and Investment Bank, KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc., each a forward purchaser,;

6.The form of Master Confirmation, included as a schedule to each of the Sales Agreements, to be executed in connection with the issuance of any Shares pursuant thereto (the Shares so issued, the “Forward Shares”);

7.The form of Supplemental Confirmation, included as an exhibit to the form of Master Confirmation (the “Supplemental Confirmation”), to be executed in connection with the issuance of any Forward Shares;

8.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

9.Resolutions adopted by the Board of Trustees (the “Board”) of the Company, or by a duly authorized committee of the Board (the “Board Resolutions”), relating among other matters, (i) the authorization of the issuance of the Shares, (ii) the Agreements and (iii) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

10.A certificate executed by an officer of the Company, dated as of the date hereof; and

11.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Physicians Realty Trust
February 24, 2023

4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Declaration.

6.Upon the issuance of any Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

7.Certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board or a duly authorized committee thereof, or by the Authorized Officers, in accordance with the Maryland REIT Law, the Declaration, the Bylaws, the Sales Agreements or the Master Confirmations (and related Supplemental Confirmation), as applicable, and the Board Resolutions (with such approvals referred to hereinafter as the “Trust Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.The issuance of the Shares has been duly authorized and, when issued and delivered by the Company in accordance with the Trust Proceedings, the Board Resolutions, the Declaration, the Prospectus Supplement, the Sales Agreements or the Master Confirmations (and related Supplemental Confirmation), as applicable, and the Registration Statement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the

Physicians Realty Trust
February 24, 2023

State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

VENABLE LLP